UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 8, 2006

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85248
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Amkor Technology, Inc. for the three and twelve months ended December 31, 2005 and forward-looking statements relating to the first quarter of 2006 as presented in a press release of February 8, 2006. Attached hereto as Exhibit 99.2 and incorporated by reference herein is a transcript of a conference call by Amkor Technology, Inc., dated February 8, 2006. The information in this Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
The information incorporated by reference into this report discloses certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. We believe free cash flow to be relevant and useful information to our investors in assessing our financial operating results as this measure is used by our management in evaluating our liquidity, our ability to service debt and fund capital expenditures. However, this measure should be considered in addition to, and not as a substitute, or superior to, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in the information incorporated by reference into this report have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.

By:	/s/ Kenneth T. Joyce

Kenneth T. Joyce
Chief Financial Officer
Date:   February 14, 2006
EXHIBIT INDEX:
99.1 Text of Press Release dated February 8, 2006
99.2 Transcript of conference call by Amkor Technology, Inc., dated February 8, 2006, complementary to the press release dated February 8, 2006.